UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 10, 2012 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2012, the Company appointed David W. Dahl to the Board of Directors.  There have been no transactions between Mr. Dahl and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.  There are no family relationships between Mr. Dahl and any officer or Director of the Company.

Following is a brief description of Mr. Dahl’s business experience:

Mr. Dahl joined 5 Eyewitness News in Minneapolis in 1977 and has been on the air since 1979. As the Director, he oversees weather tracking operations. He delivers his weather forecasts on 5 Eyewitness News weeknights at 6 p.m., 6:30 p.m., and 10 p.m. Mr. Dahl also provides the forecast and current weather warnings or advisories weekdays on KS95 and 1500 ESPN Twin Cities.

Dave has received the American Meteorological Society Seal of Approval for television and radio weather broadcasting and was named 1998 Broadcaster of the Year by the Minnesota Broadcaster's Association. Other professional accomplishments include producing a documentary on tornado-chasing for The Weather Channel and a special report on The Discovery Channel for his tornado chase in April 1996. Dave also received an Emmy Award in 2003 for Single Newscast ("Wellstone Crash").

SIGNATURES

Dated: December 11, 2012	DIGITALTOWN, INC By: /s/ Richard Pomije_____ ____ Richard Pomije, Chairman